Exhibit (14):  Powers of Attorney.



                                Power of Attorney

                                 With Respect To

                        Companion Life Insurance Company

              Variable Annuity and Variable Life Insurance Products




Randall C. Horn, whose signature appears below,  constitutes and appoints Thomas
J. McCusker,  F. Peter Huse or Michael E. Huss, and any such person(s) as Thomas
J. McCusker may designate in writing directed to the Secretary of Companion Life Insurance Company, and each of them, as his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any registration statements and amendments thereto and similar documents for Companion Life Insurance Company variable annuity and variable life insurance products, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and necessary regulatory authorities of any State, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

This Power of Attorney is effective January 1, 2000 and remains in effect until revoked or revised.



                                                    /s/ Randall C. Horn
                                                   Randall C. Horn
                                                   President and Director